Exhibit 99.1

Lantheus Reports Third Quarter 2025 Financial Results and Provides Business Update

•
Recorded third quarter 2025 worldwide revenue of $384.0 million, GAAP fully diluted earnings per share of $0.41, adjusted fully diluted earnings per share of $1.27 and free cash flow of $94.7 million
•
Separately announced upcoming retirement of CEO, departure of President and appointment of prior CEO to Executive Chairperson; Board conducting CEO search
•
Announced PDUFA dates for its new formulation of piflufolastat F 18 PSMA PET imaging agent; for MK-6240, its F 18 tau-targeted positron emission tomography (PET) imaging agent; and for LNTH-2501, its Ga 68 PET diagnostic imaging kit targeting somatostatin receptor-positive (SSTR+) neuroendocrine tumors (NETs)
•
Closed acquisition of Life Molecular Imaging in July, immediately expanding near- and long-term growth profile and commercial portfolio
•
Repurchased $100 million of shares of common stock in the third quarter pursuant to the previously announced stock repurchase plan that was approved by the Board in July 2025
•
Provided updated corporate guidance for full year 2025 revenue and adjusted fully diluted earnings per share, reflecting the Life Molecular Imaging acquisition and current business outlook

BEDFORD, Mass., November 6, 2025 (GLOBE NEWSWIRE) -- Lantheus Holdings, Inc. (Lantheus or the Company) (NASDAQ: LNTH), the leading radiopharmaceutical-focused company committed to enabling clinicians to Find, Fight and Follow disease to deliver better patient outcomes, today reported financial results for its third quarter ended September 30, 2025.

“Lantheus’ third quarter results underscore the strength of our strategy and the dedication of our team as we continue to advance our leadership in radiopharmaceuticals,” said Brian Markison, CEO. “As I look ahead to my planned retirement at year-end, announced separately today, I am confident Lantheus is set up for continued success. On the heels of this quarter’s solid results, Lantheus is preparing for the next chapter of our prostate cancer franchise by prioritizing PYLARIFY commercial execution with focus and discipline, while advancing our broader strategic diversification plan, including our new PSMA PET formulation. Together with the combined expertise of the Lantheus team and our talented Life Molecular Imaging and Evergreen colleagues, we remain united in our purpose to Find, Fight and Follow disease to deliver better patient outcomes.”

Summary Financial Results

	Three Months Ended September 30,
(in millions, except per share data - unaudited)	2025	2024	% Change
Worldwide revenue	$384.0	$378.7	1.4%
GAAP net income	$27.8	$131.1	(78.8%)
GAAP fully diluted earnings per share	$0.41	$1.79	(77.1%)
Adjusted net income (non-GAAP)	$85.7	$124.1	(30.9%)
Adjusted fully diluted earnings per share (non-GAAP)	$1.27	$1.70	(25.3%)

Third Quarter 2025

•
Sales of PYLARIFY were $240.6 million, a decrease of 7.4%.
•
Sales of DEFINITY were $81.8 million, an increase of 6.3%.
•
Operating income decreased 67.4% to $43.6 million. Adjusted operating income (non-GAAP) decreased 27.6% to $119.6 million.

•
Fully diluted earnings per share decreased 77.1% to $0.41, compared to $1.79 in the prior year period. Adjusted fully diluted earnings per share (non-GAAP) decreased 25.3% to $1.27, compared to $1.70 in the prior year period.
•
Net cash provided by operating activities and free cash flow were $105.3 million and $94.7 million, respectively.

Balance Sheet

•
At September 30, 2025, the Company's cash and cash equivalents were $382.0 million, after payments of $276.4 million and $355.2 million for the acquisitions of Evergreen Theragnostics, Inc. (“Evergreen”) and Life Molecular Imaging, respectively, and payment of $100 million for the repurchase of common stock, compared to $912.8 million at December 31, 2024.
•
The Company currently has access to up to $750.0 million from a revolving line of credit.

Recent Business Highlights

Leadership Transition Plan

•
On November 6, Lantheus announced that Chief Executive Officer Brian Markison will retire from the Company, effective December 31, 2025. Additional details on the leadership transition plan are disclosed in a separate press release and filing, available in the Investor Relations section of our website located at www.lantheus.com.

Business Development Updates

•
In July, the Company announced the completion of the acquisition of Life Molecular Imaging. Through the transaction, Lantheus strengthened its nuclear medicine commercial portfolio, and enhanced the company’s capabilities across the radiopharmaceutical value chain. As part of the acquisition, Ludger Dinkelborg, PhD, formerly CEO and Managing Director of Life Molecular Imaging, joined Lantheus as Head of Research and Development.
•
In September, the Company announced an exclusive licensing agreement for GE HealthCare to develop, manufacture, and commercialize Lantheus’ piflufolastat F 18 in Japan (PYLARIFY® in the U.S. market) for prostate cancer diagnostics and companion diagnostic use. Under the terms of the agreement, GE HealthCare paid an upfront license fee and will pay Lantheus for development milestones and tiered royalties based on product sales in Japan.

Radiopharmaceutical Pipeline Updates

•
In October, the Company announced the FDA established a Prescription Drug User Fee Act (PDUFA) target action date of March 29, 2026 for LNTH-2501 (Gallium-68 edotreotide), the Company’s diagnostic kit for the preparation of Ga 68 edotreotide Injection, indicated for use with PET imaging for localization of SSTR+ NETs in adult and pediatric patients.
•
In October, the Company announced the FDA has accepted its New Drug Application (NDA) for MK-6240, the Company’s F 18-labeled tau-targeted PET imaging agent. MK-6240 previously received Fast Track designation from the FDA for its potential to address an unmet medical need in Alzheimer’s disease diagnostics. The FDA has set a PDUFA target action date of August 13, 2026.
•
In August, the Company announced the FDA acceptance of its NDA for a new formulation of piflufolastat F 18 PSMA PET imaging agent. In addition to increasing batch size – potentially enabling increased patient access, supply resilience, and enhanced production efficiency – Lantheus anticipates that the new formulation will qualify for three years of transitional pass-through payment status. The FDA has set a PDUFA target action date of March 6, 2026.

Other Key Updates

Full Year 2025 Updated Corporate Financial Guidance

	Guidance Issued November 6, 2025	Guidance Issued August 6, 2025
FY 2025 Revenue	$1.49 billion - $1.51 billion	$1.475 billion - $1.51 billion
FY 2025 Adjusted fully diluted EPS	$5.50 - $5.65	$5.50 - $5.70

On a forward-looking basis, the Company does not provide GAAP income per common share guidance or a reconciliation of GAAP income per common share to adjusted fully diluted EPS because the Company is unable to predict with reasonable certainty business development and acquisition related expenses, purchase accounting fair value adjustments, and any one-time, non-recurring charges. These items are uncertain, depend on various factors, and could be material to results computed in accordance with GAAP. As a result, it is the Company’s view that a quantitative reconciliation of adjusted fully diluted EPS on a forward-looking basis is not available without unreasonable effort.

Conference Call and Webcast

As previously announced, the Company will host a conference call and webcast on Thursday, November 6, 2025, at 8:00 a.m. ET. To access the conference call or webcast, participants should register online at https://investor.lantheus.com/news-events/calendar-of-events.

A replay will be available approximately two hours after completion of the webcast and will be archived on the same web page for at least 30 days.

The conference call will include a discussion of non-GAAP financial measures. Reference is made to the most directly comparable GAAP financial measures, the reconciliation of the differences between the two financial measures, and the other information included in this press release, our Form 8-K filed with the SEC today, or otherwise available in the Investor Relations section of our website located at www.lantheus.com.

The conference call may include forward-looking statements. See the cautionary information about forward-looking statements in the safe-harbor section of this press release.

About Lantheus

Lantheus is the leading radiopharmaceutical-focused company, delivering life-changing science to enable clinicians to Find, Fight and Follow disease to deliver better patient outcomes. Headquartered in Massachusetts with offices in New Jersey, Canada, Germany, Switzerland, Sweden and the United Kingdom, Lantheus has been providing radiopharmaceutical solutions for nearly 70 years. For more information, visit www.lantheus.com.

Internet Posting of Information

The Company routinely posts information that may be important to investors in the “Investors” section of its website at www.lantheus.com. The Company encourages investors and potential investors to consult its website regularly for important information about the Company.

Non-GAAP Financial Measures

The Company uses non-GAAP financial measures, such as adjusted net income and its line components; adjusted net income per share - fully diluted; adjusted operating income, and free cash flow. The Company’s management believes that the presentation of these measures provides useful information to investors. These measures may assist investors in evaluating the Company’s operations, period over period. However, these measures may exclude items that may be highly variable, difficult to predict and of a size that could have a substantial impact on the Company’s reported results of operations for a particular period. Management uses these and other non-GAAP measures internally for evaluation of the performance of the business, including the evaluation of results relative to employee performance compensation targets. Investors should consider these non-GAAP measures only as a supplement to, not as a substitute for or as superior to, measures of financial performance prepared in accordance with GAAP.

Safe Harbor for Forward-Looking and Cautionary Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, that are subject to risks and uncertainties and are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may be identified by their use of terms such as “advance,” “believe,” “continue,” “could,” “driving,” “expect,” “guidance,” “maintain,” “may,” “on track,” “plan,” “potential,” “predict,” “progress,” “should,” “target,” “will,” “would” and other similar terms. Such forward-looking statements include our guidance for the fiscal year 2025 and our plans to expand our portfolio of late-stage assets and high potential early-stage candidates, our acquisitions of Evergreen and Life Molecular Imaging and our plans to divest our SPECT business to SHINE Technologies, LLC (“SHINE”), a wholly owned subsidiary of Illuminated Holdings, Inc., and are based upon current plans, estimates and expectations that are subject to risks and uncertainties that could cause actual results to materially differ from those described in the forward-looking statements. The inclusion of forward-looking statements should not be regarded as a representation that such plans, estimates and expectations will be achieved. Readers are cautioned not to place undue reliance on the forward-looking statements contained herein, which speak only as of the date hereof. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law. Risks and uncertainties that could cause our actual results to materially differ from those described in the forward-looking statements include: (i) continued market expansion and penetration for our established commercial products, particularly PYLARIFY, DEFINITY and Neuraceq, in a competitive environment and our ability to clinically and commercially differentiate our products; (ii) our ability to have third parties manufacture our products and our ability to manufacture DEFINITY in our in-house manufacturing facility, in amounts and at the times needed; (iii) the availability of raw materials, key components, and equipment, either used in the production of our products and product candidates, or by healthcare professionals (“HCPs”) of our products and product candidates, including, but not limited to positron emission tomography (“PET”) scanners for PYLARIFY, Neuraceq, MK-6240 and NAV-4694; (iv) our ability to obtain U.S. Food and Drug Administration (“FDA”) approval for our new formulation of our F-18 prostate-specific membrane antigen (“PSMA”) PET imaging agent, to complete the technology transfer across our PET manufacturing facilities (“PMF”) network for such new formulation, and to obtain adequate coding, coverage and payment, including transitional pass-through payment status (“TPT Status”), for such new formulation; (v) our ability to satisfy our obligations under our existing clinical development partnerships using MK-6240 or NAV-4694 as a research tool and under the license agreements through which we have rights to MK-6240 and NAV-4694, and to further develop and commercialize MK-6240 and NAV-4694 as approved products; (vi) our ability to successfully integrate acquisitions, including of Life Molecular and Evergreen, including the potential for unforeseen expenses related to integration activities, the accuracy of our financial models, the potential for unforeseen liabilities within those businesses, the ability to integrate disparate information technology systems, retain key talent and create a merged corporate culture that successfully realizes the full potential of the combined organization; (vii) our ability to complete the sale of our single-photon emission computerized tomography (“SPECT”) business to SHINE on the proposed terms and on the anticipated timeline, or at all, including risks and uncertainties related to securing the necessary regulatory approvals and satisfaction of other closing conditions to consummate the transaction, unforeseen expenses related to the divestiture, and failure to realize the expected benefits of the transaction; (viii) our ability to obtain FDA approval for LNTH-2501, our investigational kit for the preparation of Gallium-68 edotreotide Injection, which may be used in conjunction with a PET scan to stage and localize gastroenteropancreatic neuroendocrine tumors in adult and pediatric patients, and approval for PNT2003, and to be successful in the patent litigation associated with PNT2003; (ix) the cost, efforts and timing for clinical development, regulatory approval, adequate coding, coverage and payment and successful commercialization of our product candidates and new clinical applications and territories for our products, in each case, that we or our strategic partners may undertake; (x) our ability to identify opportunities to collaborate with strategic partners and to acquire or in-license additional diagnostic and therapeutic product opportunities in oncology, neurology and other strategic areas and continue to grow and advance our pipeline of products; (xi) the effect that changes to management, including turnover in our leadership and senior management team, could have on our business; and (xii) the risk and uncertainties discussed in our filings with the Securities and Exchange Commission (including those described in the Risk Factors section in our Annual Reports on Form 10-K and our Quarterly Reports on Form 10-Q).

- Tables Follow -

Lantheus Holdings, Inc.

Consolidated Statements of Operations

(in thousands, except per share data – unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Revenues	$384,014	$378,734	$1,134,823	$1,142,800
Cost of goods sold	161,648	136,608	433,746	403,054
Gross profit	222,366	242,126	701,077	739,746
Operating expenses
Sales and marketing	48,828	43,719	132,372	134,300
General and administrative	81,898	40,516	205,229	135,820
Research and development	48,025	24,148	129,828	132,773
Total operating expenses	178,751	108,383	467,429	402,893
Gain on sale of assets	—	—	—	6,254
Operating income	43,615	133,743	233,648	343,107
Interest expense	4,950	4,903	14,671	14,624
Investment in equity securities - unrealized gain	(1,160)	(37,325)	(871)	(75,492)
Other income	(2,556)	(9,953)	(23,579)	(27,785)
Income before income taxes	42,381	176,118	243,427	431,760
Income tax expense	14,610	45,025	63,956	107,528
Net income	$27,771	$131,093	$179,471	$324,232
Net income per common share:
Basic	$0.41	$1.89	$2.63	$4.69
Diluted	$0.41	$1.79	$2.60	$4.55
Weighted average common shares outstanding:
Basic	67,230	69,464	68,132	69,193
Diluted	67,663	73,065	69,038	71,331

Lantheus Holdings, Inc.

Consolidated Revenues Analysis

(in thousands, except percent data – unaudited)

	Three Months Ended				Nine Months Ended
	September 30,				September 30,
	2025	2024	Change $	Change %	2025	2024	Change $	Change %
PYLARIFY	$240,616	$259,756	$(19,140)	(7.4)%	$748,912	$791,881	$(42,969)	(5.4)%
Other radiopharmaceutical oncology	—	—	—	—%	—	384	(384)	(100.0)%
Total radiopharmaceutical oncology	240,616	259,756	(19,140)	(7.4)%	748,912	792,265	(43,353)	(5.5)%
DEFINITY	81,785	76,965	4,820	6.3%	244,935	231,629	13,306	5.7%
Neuraceq	20,442	—	20,442	100.0%	20,442	—	20,442	100.0%
TechneLite	21,127	20,480	647	3.2%	65,820	70,380	(4,560)	(6.5)%
Other precision diagnostics	6,339	6,282	57	0.9%	18,672	18,039	633	3.5%
Total precision diagnostics	129,693	103,727	25,966	25.0%	349,869	320,048	29,821	9.3%
Strategic partnerships and other revenue	13,705	15,251	(1,546)	(10.1)%	36,042	30,487	5,555	18.2%
Total revenues	$384,014	$378,734	$5,280	1.4%	$1,134,823	$1,142,800	$(7,977)	(0.7)%

Lantheus Holdings, Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures

(in thousands, except per share and percent data – unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Net income	$27,771	$131,093	$179,471	$324,232
Stock and incentive plan compensation	24,501	20,366	68,020	54,229
Amortization of acquired intangible assets	14,639	11,908	30,626	31,961
Campus consolidation costs	(213)	23	(146)	37
Contingent consideration fair value adjustments	982	(1,505)	982	(1,405)
Non-recurring fees	—	—	2,633	—
Gain on sale of assets	—	—	—	(6,254)
Strategic collaboration and license costs	860	30	16,273	66,221
Investment in equity securities - unrealized gain (a)	(1,116)	(37,325)	(785)	(75,492)
Acquisition, integration and divestiture-related costs	34,973	(263)	62,645	1,346
Other	197	805	(3,024)	2,273
Income tax effect of non-GAAP adjustments(b)	(16,888)	(1,048)	(50,890)	(27,907)
Adjusted net income	$85,706	$124,084	$305,805	$369,241
Adjusted net income, as a percentage of revenues	22.3%	32.8%	26.9%	32.3%

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Net income per share - diluted	$0.41	$1.79	$2.60	$4.55
Stock and incentive plan compensation	0.36	0.28	0.99	0.76
Amortization of acquired intangible assets	0.22	0.16	0.44	0.45
Campus consolidation costs	(0.00)	0.00	(0.00)	0.00
Contingent consideration fair value adjustments	0.01	(0.02)	0.01	(0.02)
Non-recurring fees	—	—	0.04	—
Gain on sale of assets	—	—	—	(0.09)
Strategic collaboration and license costs	0.01	0.00	0.24	0.93
Investment in equity securities - unrealized gain (a)	(0.02)	(0.51)	(0.01)	(1.06)
Acquisition, integration and divestiture-related costs	0.52	(0.00)	0.91	0.02
Other	0.00	0.01	(0.04)	0.03
Income tax effect of non-GAAP adjustments(b)	(0.25)	(0.01)	(0.74)	(0.39)
Adjusted net income per share - diluted(c)	$1.27	$1.70	$4.43	$5.18
Weighted-average common shares outstanding - diluted	67,663	73,065	69,038	71,331

(a)
Non-GAAP amount excludes a gain of $44 and $86 from the change in value of other assets for the three and nine months ended September 30, 2025, respectively.
(b)
Represents the estimated income tax effect of the adjustments between GAAP net income and non-GAAP adjusted net income.
(c)
Amounts may not add due to rounding.

Lantheus Holdings, Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures (Continued)

(in thousands, except per share and percent data – unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Operating income	$43,615	$133,743	$233,648	$343,107
Stock and incentive plan compensation	24,501	20,366	68,020	54,229
Amortization of acquired intangible assets	14,639	11,908	30,626	31,961
Campus consolidation costs	(213)	23	(146)	37
Contingent consideration fair value adjustments	982	(1,505)	982	(1,405)
Non-recurring fees	—	—	2,633	—
Gain on sale of assets	—	—	—	(6,254)
Strategic collaboration and license costs	860	30	16,273	66,221
Acquisition, integration and divestiture-related costs	34,973	(263)	62,645	1,346
Other	197	805	1,703	2,273
Adjusted operating income	$119,554	$165,107	$416,384	$491,515
Adjusted operating income, as a percentage of revenues	31.1%	43.6%	36.7%	43.0%

Lantheus Holdings, Inc.

Reconciliation of Free Cash Flow

(in thousands – unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Net cash provided by operating activities	$105,294	$175,062	$299,963	$387,020
Capital expenditures	(10,622)	(15,808)	(27,301)	(35,256)
Free cash flow	$94,672	$159,254	$272,662	$351,764

Net cash used in investing activities	$(319,468)	$(67,798)	$(615,658)	$(219,413)
Net cash (used in) provided by financing activities	$(99,166)	$1,869	$(215,798)	$(14,877)

Lantheus Holdings, Inc.

Condensed Consolidated Balance Sheets

(in thousands – unaudited)

	September 30,	December 31,
	2025	2024
Assets
Current assets:
Cash and cash equivalents	$382,006	$912,814
Accounts receivable, net	351,376	321,258
Inventory, net	62,040	68,025
Income tax receivable	31,877	8,177
Other current assets	21,169	16,359
Assets held for sale	76,623	—
Total current assets	925,091	1,326,633
Investment in equity securities	46,474	39,489
Property, plant and equipment, net	164,072	176,798
Intangibles, net	739,264	161,761
Goodwill	240,328	61,189
Deferred tax assets, net	107,450	170,233
Other long-term assets	53,721	44,237
Total assets	$2,276,400	$1,980,340
Liabilities and Stockholders’ Equity
Current liabilities:
Current portion of long-term debt and other borrowings	$871	$974
Accounts payable	66,296	34,560
Accrued expenses and other liabilities	251,105	204,992
Liabilities held for sale	28,566	—
Total current liabilities	346,838	240,526
Asset retirement obligations	137	23,344
Long-term debt and other borrowings, net of current portion	567,937	565,279
Long-term deferred tax liabilities	55,078	—
Long-term contingent consideration liabilities	71,024	—
Other long-term liabilities	116,180	63,180
Total liabilities	1,157,194	892,329
Total stockholders’ equity	1,119,206	1,088,011
Total liabilities and stockholders’ equity	$2,276,400	$1,980,340

###

Contacts:

Mark Kinarney

Vice President, Investor Relations

978-671-8842

ir@lantheus.com

Melissa Downs

Executive Director, External Communications

646-975-2533

media@lantheus.com